EXHIBIT 4.3



                 [FORM OF REGISTERED SECURITY]*

                         [Form of Face]



          [If an Original Issue Discount Debt Security, insert any legend required by the Internal Revenue Code and the Regulations thereunder.]


                     CPC INTERNATIONAL INC.

                  ............................

No. [R-] ................                 [U.S. $] ..............


          CPC INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to..............................
or registered assigns the principal sum of ......................
.................................... [United States] Dollars on
....................................  [If the Debt Security is
interest-bearing, insert-, and to pay interest thereon from
..............., .... or from the most recent Interest Payment
Date to which interest has been paid or duly provided for, [semi-
annually in arrears on ................. and ................. in each year] [annually in arrears on ................. in each year], commencing .................., .... at the rate of ....%
per annum, until the principal hereof is paid or made available for payment [if applicable, insert-, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ....% per annum on any overdue principal [and premium, if any] and on any overdue installment of interest)]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of busi-ness on the Regular Record Date for such interest, which shall be the ...................... [or ................] (whether or not
_________________________
     * To be completed and supplemented to reflect the terms of any series of Debt Securities.

a Business Date) [, as the case may be,] next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly pro-vided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securi-ties) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

          [If the Debt Security is not to bear interest prior to Maturity, insert- The principal of this Debt Security shall not bear interest except in the case of a default in payment of prin-cipal upon acceleration, upon redemption or at Stated Maturity, and in such case the overdue principal of this Debt Security shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be pay-able on demand.] [Payment of the principal of [(and premium, if any)] and [if applicable, insert- any such] interest on this Debt Security will be made at [the offices or agencies of the Company maintained for that purpose in
.........................................., in such coin or cur-
rency [of the United States of America] as at the time of payment is legal tender for payment of public and private debt]. [If applicable, insert-; provided, however, that at the option of the Company payment of interest may be made by [United States dol-lars] check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].]

          [If Debt Securities of the series are to be offered to United States Aliens and, if applicable, insert- The Company will pay to the Holder of this Debt Security who is a United

States Alien (as defined below) such additional amounts as may be necessary in order that [If the Debt Security is interest-bear-ing, insert- every net payment of the principal of [(and premium, if any)] and interest on this Debt Security] [if the Debt Secu-rity is not to bear interest prior to Maturity, insert- (i) the net payment of principal of (and interest on overdue principal, if any, on) this Debt Security and (ii) the net proceeds from the sale or exchange of this Debt Security, including, in each case, amounts received in respect of original issue discount], after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed by the United States (as defined below) or any political subdivision or taxing authority thereof or therein upon or as a result of such payment [If the Debt Security is not to bear interest prior to Maturity, insert- or as a result of such sale or exchange], will not be less than the amount provided for in this Debt Secu-rity to be then due and payable [If the Debt Security is not to bear interest prior to Maturity, insert- or, in the case of a sale or exchange, the amount of the net proceeds from the sale or exchange before any such tax, assessment or other governmental charge]; provided, however, that the foregoing obligation to pay additional amounts will not apply to any one or more of the following:

          (i) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the exis-tence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member of, or possessor of a power over, or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, benefi-ciary, member, possessor or shareholder being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding com-pany, a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

         (ii) any tax, assessment or other governmental charge imposed [if the Debt Security is interest-bearing, insert-on interest received by a Person holding, actually or con-structively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordi-nary course of its trade or business, within the meaning of section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code")] [if the Debt Security is not to bear interest prior to Maturity insert- by reason of such Holder's past or present status as the actual or construc-tive owner of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote or on interest received by a bank on an extension of credit made pursuant to a loan agreement entered into the ordinary course of its trade or business, within the meaning of sec-tion 881(c)(3)(A) of the Code];

        (iii) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, resi-dence, identity or connection with the United States of the Holder or beneficial owner of this Debt Security, if compli-ance is required by statute or by regulation of the United States as a precondition to exemption from such tax, assess-ment or other governmental charge;

         (iv) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or govern-mental charge;

          (v) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of [if the Debt Security is interest-bearing, insert- principal of [(and premium, if any)] or interest on this Debt Security] [If the Debt Security is not to bear interest prior to Maturity, insert- principal of (or inter-est on overdue principal, if any, on) this Debt Security or from payments from the proceeds of a sale or exchange of this Debt Security]; or

         (vi) any tax, assessment or other governmental charge which would not have been so imposed but for the presenta-tion by the Holder of this Debt Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

nor will additional amounts be paid with respect to any payment of [if the Debt Security is interest-bearing, insert- principal of [(and premium, if any)] or interest on this Debt Security] [if the Debt Security is not to bear interest prior to Maturity, insert- principal of (or interest on overdue principal, if any, on) this Debt Security or of the proceeds of any sale or exchange of this Debt Security] to any United States Alien who is a fidu-ciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Debt Security. In the case of net pro-ceeds from the sale or exchange of a Bearer Security, additional amounts with respect to such net proceeds shall not (a) exceed additional amounts that would have been payable if the Bearer Security had been redeemed for its issue price plus accrued original issue discount at the time of such sale or exchange or
(b) be paid in respect of any sale or exchange occurring after the date fixed for redemption of such Debt Security. Except as previously provided herein with respect to Bearer Securities, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein and may make such withholdings and deductions on account of any such charge as may be required by applicable law or regulation. The term "United States Alien" means any Per-son who, for United States federal income tax purposes, is a for-eign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust or a foreign part-nership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resi-dent alien individual or a non-resident alien fiduciary of a for-eign estate or trust, and the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.]

          Reference is hereby made to the further provisions of this Debt Security set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Debt Security shall not be enti-tled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instru-ment to be duly executed under its corporate seal.

Dated:___________________

                              CPC INTERNATIONAL INC.


                              By_________________________________

Attest:


_________________________

                        [Form of Reverse]

          This Debt Security is one of a duly authorized issue of securities of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 15, 1988 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures sup-plemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities [If the Debt Securities of the series are issu-able as Bearer Securities, insert- and any coupons appertaining thereto] and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof[, limited in aggregate principal amount to [U.S.] [$] ______________]. The Debt Securities of this series are issuable as [Bearer Securi-ties] [, with interest coupons attached,] in the denomination of [If Debt Securities of the series are issuable as Bearer Securi-ties, insert- [U.S. $] __________, and] [only] Registered Securi-ties, without coupons in denominations of [U.S. $]_____________, and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth [Bearer Securities and Registered] Securities of this series are exchangeable for a like aggregate principal amount of [Regis-tered] Securities of this series and of like tenor of any autho-rized denominations, as requested by the Holder surrendering the same, upon surrender of the Debt Security or Debt Securities to be exchanged at [any office or agency described below where Reg-istered Securities of this series may be presented for registra-tion of transfer]. [Bearer Securities may not be issued in exchange for Registered Securities.]

          [If applicable, insert- The Debt Securities of this series are subject to redemption [(1)] [If applicable, insert- on __________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund for this series at a Redemption Price equal to [100% of the principal amount] [or insert formula for determining the amount], [and] (2) [If applicable, insert- at any time [on or after __________, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as per-centages of the principal amount): If redeemed [or before __________, ____% and if redeemed] during the 12-month period beginning __________ of the years indicated,

               Redemption                    Redemption
     Year         Price            Year         Price











and thereafter at a Redemption Price equal to ________% of the principal amount,] [If applicable, insert- [and (____)] under the circumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the principle amount,] [or insert formula for determining the amount]] [If the Debt Security is interest-bearing, insert-, together in the case of any such redemption [If applicable, insert- (whether through operation of the sinking fund or otherwise)] with accrued inter-est to the Redemption Date; provided, however, that installments of interest on this Debt Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Debt Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].

          [If applicable, insert- The Debt Securities of this series are subject to redemption (1) on __________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after __________, ____], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through oper-ation of the sinking fund (expressed as percentages of the prin-cipal amount) set forth in the table below: If redeemed during the 12-month period beginning __________ of the years indicated,

                                   Redemption Price for
          Redemption Price for     Redemption Otherwise
           Redemption Through          Than Through
            Operation of the         Operation of the
Year          Sinking Fund              Sinking Fund









and thereafter at a Redemption Price equal to __________% of the principal amount, [If applicable, insert- and (3) under the cir-cumstances described in the next [two] succeeding paragraph[s] at a Redemption Price equal to [100% of the principal amount] [or insert formula for determining the amount]] [If the Debt Security is interest-bearing, insert-, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date; pro-vided, however, that installments of interest on this Debt Secu-rity whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Debt Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].]

          [Partial redemption must be made in an amount not less than [U.S. $1,000] principal amount of Debt Securities.]

          [Notwithstanding the foregoing, the Company may not, prior to ______, redeem any Debt Securities of this series as contemplated by clause [(2)] above as a part of, or in anticipa-tion of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted finan-cial practice) of less than _____% per annum.]

          [If Debt Securities of the series are to be offered to United States Aliens, insert- The Debt Securities may be redeemed, as a whole but not in part, at the option of the Com-pany, at a Redemption Price [equal to 100% of their principal amount] [determined as set forth in the preceding paragraph] [If the Debt Security is interest-bearing, insert-, together with interest accrued to the date fixed for redemption,] if (i), as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation or application of such laws or regulations, which amendment or change ("Tax Law Change") is effective on or after __________, ____, the Company has or will become obligated to pay additional amounts (as described in the face hereof] [If the Debt Security is interest-bearing, insert- on the next succeeding Interest Payment Date] [If the Debt Security is not to bear interest prior to Maturity, insert-at Maturity or upon the sale or exchange of any Debt Security]; provided that, at the time such notice is given, such obligation to pay such additional amounts remains in effect, or (ii) in the written opinion of independent counsel selected by the Company there is a substantial likelihood that the Company has or will become obligated to pay such additional amounts as a result of any action taken by any taxing authority or of any action brought in a court of competent jurisdiction in the United States or any political subdivision thereof or therein, including any of the actions described in (i) above, whether or not such action has been taken or brought with respect to the Company, or as a result of any officially proposed Tax Law Change, which action or pro-posed change occurs after _______________].

          [If the Debt Securities of the series are issuable as Bearer Securities and if applicable, insert- In addition, if the Company determines, based upon a written opinion of independent counsel selected by the Company, that any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal, [(premium, if any)] or interest, if any, due with respect to any Bearer Security or coupon would, under any present or future laws or regulations of the United States, be subject to any certification, identification or other reporting requirement of any kind, the effect of which require-ment is the disclosure to the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (as defined on the face hereof (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, or (b) which can be satis-fied by the custodian, nominee or other agent certifying that the beneficial owner is a United States Alien, provided in each case referred to in clauses (a)(ii) and (b) that payment by such cus-todian, nominee or other agent of such beneficial owner is not otherwise subject to any such requirement), the Company at its election will either (x) redeem the Debt Securities, as a whole but not in part, at a Redemption Price [equal to 100% of their principal amount] [determined as set forth in the next preceding paragraph,] together with interest accrued to the date fixed for redemption, or (y) if and so long as any such certification, identification or other reporting requirement would be fully sat-isfied by payment of a backup withholding tax or similar charge, pay to the Holders of Bearer Securities who are United States Aliens certain additional amounts specified in the Bearer Securi-ties of this series. The Company will make such determination and election and notify the Trustee thereof as soon as practi-cable, and the Trustee will promptly give notice of such determi-nation in the manner provided below (the "Determination Notice"), in each case stating the effective date of such certification, identification or other reporting requirement, whether the Com-pany will redeem the Debt Securities or will pay to the Holders of Bearer Securities who are United States Aliens the additional amounts specified in the Bearer Securities of this series and (if applicable) the last day by which the redemption of the Debt Securities must take place. If the Company elects to redeem the Debt Securities, such redemption shall take place on such date, not later than one year after publication of the Determination Notice, as the Company elects by notice to the Trustee at least 60 days before such date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Debt Securities if the Company, based upon an opin-ion of independent counsel selected by the Company subsequently determines, not less than 10 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trus-tee, which will promptly give notice of that determination in the manner provided below, and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) above to pay such additional amounts to the Holders of Bearer Securities who are United States Aliens, and as long as the Company is obligated to pay such addi-tional amounts to such Holders, the Company may subsequently redeem the Debt Securities, at any time, as a whole but not in part, at a Redemption Price [equal to 100% of their principal amount] [determined as set forth in the next preceding para-graph,] together with interest accrued to the date fixed for redemption, but without reduction for applicable United States withholding taxes.]

          [The sinking fund for this series provides for the redemption on __________ in each year, beginning with the year
_____ and ending with the year _____ of [not less than] [U.S.]

$__________ [("mandatory sinking fund") and not more than [U.S. $__________] aggregate principal amount of Debt Securities of this series. [Debt Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sink-ing fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the inverse order in which they become due.]]

          [Notice of redemption will be given by mail to Holders of [If the Debt Securities of the series are issuable as Bearer Securities, insert- Registered] Securities, not more than 60 days nor less than 30 days prior to the date fixed for redemption, all as provided in this Indenture.]

          In the event of redemption of this Debt Security in part only, a new [If the Debt Securities of the series are issu-able as Bearer Securities, insert- Registered] Security or Debt Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, [the] [If an Origi-nal Issue Discount Debt Security, insert- an amount of] principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Inden-ture. [If an Original Issue Discount Debt Security, insert- Such amount shall be equal to to-insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Debt Securities of this series shall terminate.]

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected [If the Debt Securities of the series are issuable as Bearer Securi-ties and are interest-bearing, insert- and any related coupons] under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the

Debt Securities of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in certain other cases specified in the Indenture), on behalf of the Holders of all Debt Securities of such series [If the Debt Securities of the series are issuable as Bearer Securities [and are interest-bearing] insert- and any related coupons], to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Debt Security.

          As set forth in, and subject to the provisions of the Indenture, no Holder of any Debt Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continu-ing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Out-standing Debt Securities of this series a direction inconsistent with such request and shall have failed to institute such pro-ceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of [(and premium, if any)] and [any] interest on this Debt Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provisions of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and uncondi-tional, to pay the principal of [(and premium, if any)] and [any] interest [(including additional amounts, as described on the face hereof)] on this Debt Security at the times, place[s] and rate, and in the coin or currency, herein prescribed.

          [Title to Bearer Securities shall pass by delivery.]
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of [this] [Registered] Security is registrable in the Security Register, upon surrender of [this]

[Registered] Security for registration of transfer at the office or agency of the Company in [any place where the principal of [(and premium, if any)] and [any] interest on such Debt Security are payable], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new [If the Debt Securities of the series are issuable as Bearer Securities, insert- Registered] Securities of this series and of like tenor, of authorized denominations and for the same aggre-gate principal amount, will be issued to the designated trans-feree or transferees.

          [If the Debt Securities of the series are not issuable as Bearer Securities insert- The Debt Securities of this series are issuable only in registered form, without coupons, in denomi-nations of [$]__________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchange-able for a like aggregate principal amount of Debt Securities of this series and of like tenor of a different authorized denomina-tion, as requested by the Holder surrendering the same.]

          No service charge shall be made for any such registra-tion of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Debt Security for reg-istration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all pur-poses, whether or not this Debt Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          Notwithstanding anything in the Indenture or in the terms of this Debt Security to the contrary, the exchange of this Debt Security for a Registered Security will be subject to satis-faction of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be required to exchange this Debt Security for a Registered Security if (i) as a result thereof and in the Company's judgment, the Company would incur adverse consequences under then applicable United States Federal income tax laws and (ii) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officers' Certificate and an Opinion of Counsel as to the matters set forth in clause (i) above.

          The Indenture, [and] the Debt Securities and [If the Debt Securities of the series are issuable as Bearer Securities, insert- any coupons appertaining thereon] shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

          All terms used in this Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.